Exhibit 21
TRINITY INDUSTRIES, INC.
Subsidiaries as of December 31, 2009

	Organized	Ownership
Name of Subsidiary	under laws of	by Registrant
CJB Property Co., LLC	Delaware	100%
International Industrial Indemnity Company	Vermont	100%
Reunion General Agency, Inc.	Texas	100%
Transit Mix Concrete & Materials Company	Delaware	100%
Armor Materials, Inc.	Delaware	100%
Armor Aggregates, Inc.	Delaware	100%
Transit Mix Concrete & Materials Co. of Louisiana	Delaware	100%
Transit Mix Transportation Services, LLC	Delaware	100%
Trinity Materials, Inc.	Delaware	100%
POB Exploration, LLC	Delaware	100%
Trinity Argentina S.R.L.	Argentina	100%
Trinity Containers, LLC.	Delaware	100%
Trinity Corporate Services, LLC	Delaware	100%
Trinity Energy Equipment Company, LLC	Delaware	100%
Trinity Financial Services, Inc.	Delaware	100%
Trinity Heads, Inc.	Delaware	100%
Trinity Highway Products, LLC.	Delaware	100%
Trinity Industries International, Inc.	Delaware	100%
Trinity Industries International Holdings AG	Switzerland	100%
Administradora Especializada, S. de R.L. de C.V	Mexico	100%
Grupo Tatsa, S. de R.L. de C.V	Mexico	100%
Trinity Industries de México, S. de R.L. de C.V.	Mexico	100%
OFE, S. de R.L. de C.V.	Mexico	100%
Asistencia Profesional Corporativa, S.de R.L. de C.V.	Mexico	100%
Trinity Industries do Brasil, Ltda.	Brazil	100%
Trinity Industries Leasing Company	Delaware	100%
Transport Capital, LLC	Delaware	100%
Trinity Marine Leasing, Inc.	Delaware	100%
Trinity Marks Company	Delaware	100%
Trinity Rail Leasing Warehouse Trust	Delaware	100%
TILX GP III, LLC	Delaware	100%
Trinity Rail Leasing III L.P.	Texas	1%
TILX LP III, LLC	Delaware	100%
Trinity Rail Leasing III L.P.	Texas	99%
TILX GP IV, LLC	Delaware	100%
Trinity Rail Leasing IV L.P.	Texas	1%
TILX LP IV, LLC	Delaware	100%
Trinity Rail Leasing IV L.P.	Texas	99%
TILX GP V, LLC	Delaware	100%
Trinity Rail Leasing V L.P	Texas	1%
TILX LP V, LLC	Delaware	100%
Trinity Rail Leasing V L.P.	Texas	99%
Trinity Rail Leasing VI, LLC	Delaware	100%
Trinity Rail Leasing VII LLC	Delaware	100%
Trinity Industries Railcar Corporation	Delaware	100%
Trinity Logistics Group, Inc.	Texas	100%
Trinity Central Maintenance, LLC	Delaware	100%
Trinity Marine Products, Inc.	Delaware	100%
Trinity Industries Metals Laboratory, Inc.	Delaware	100%

	Organized	Ownership
Name of Subsidiary	under laws of	by Registrant
Trinity Rail Group, LLC	Delaware	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	100%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	100%
Thrall International Holdings LLC	Illinois	100%
Trinity North American Freight Car, Inc.	Delaware	100%
Trinity Parts & Components, LLC.	Delaware	100%
McConway & Torley, LLC	Delaware	100%
Standard Forged Products, LLC.	Delaware	100%
Trinity Railcar Repair, Inc.	Delaware	100%
Trinity Rail GmbH	Switzerland	100%
Trinity Tank Car, Inc.	Delaware	100%
Trinity Rail, Inc.	Delaware	100%
Trinity Rail Management, Inc.	Delaware	100%
TrinityRail Canada Inc.	Canada	100%
TILX GP I, LLC	Delaware	100%
Trinity Rail Leasing I L.P.	Texas	1%
TILX LP I, LLC	Delaware	100%
Trinity Rail Leasing I L.P.	Texas	99%
Trinity Specialty Products, Inc.	Delaware	100%
Trinity Structural Towers, Inc.	Delaware	100%
Trinity Transmission Structures, LLC	Delaware	100%
Zephyr Construction, LLC	Delaware	100%

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